Exhibit 10.2
TERMINATION AGREEMENT
     THIS TERMINATION AGREEMENT is effective as of June 1, 2010 (the “Effective Date”) between MEDIMMUNE, LLC., a limited liability corporation organized and existing under the laws of Delaware (“MEDIMMUNE”) and CORNERSTONE THERAPEUTICS INC., a corporation organized and existing under the laws of Delaware (“CTI”).
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:
     As of the Effective Date, CTI and MEDIMMUNE hereby terminate the Exclusive License and Collaboration Agreement effective as of July 30, 2003 by and between MEDIMMUNE and CTI, and any amendments made thereto, and the rights and licenses granted thereunder and any and all rights and obligations thereunder, including those incurred prior to, as of or subsequent to the Effective Date, and no rights or obligations of the Exclusive License and Collaboration Agreement will survive such termination, including but not limited to the obligations of Section 10.4 of the Exclusive License and Collaboration Agreement notwithstanding anything in the Exclusive License and Collaboration Agreement to the contrary
     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth below.

MEDIMMUNE, LLC.		Cornerstone Therapeutics Inc.

BY:	/s/ Sun Park	BY:	/s/ Andrew Powell
	TITLE: VP, Business Development		TITLE: Secretary

DATE: 6/21/10		DATE: 6/29/10